Exhibit 5.1

[DLA Piper LLP (US) Letterhead]

February 20, 2014

Mobile Mini, Inc.

7420 S. Kyrene Road., Suite 101

Tempe, Arizona 85283

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Mobile Mini, Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 2,000,000 additional shares (the “Shares”) of the Registrant’s common stock, $0.01 par value per share (“Common Stock”), reserved for issuance pursuant to the Registrant’s 2006 Equity Incentive Plan, as amended and restated on July 24, 2013 (the “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Registrant and originals or copies certified to our satisfaction of the Registration Statement, the Plan, the Certificate of Incorporation and the Amended and Restated Bylaws of the Registrant, each as now in effect, and the minutes of all pertinent meetings and actions of the Board of Directors and stockholders of the Registrant.

In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement. We have relied upon the Registrant’s representation to us that the Registrant has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock. We have also assumed that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plan, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plan.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing). We have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us and as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws of the State of Delaware be changed by legislative action, judicial decision or otherwise, or (ii) to reflect any facts or circumstances which may hereafter come to our attention.

Based upon, subject to and limited by the foregoing, we are of the opinion and so advise you that the issuance of the Shares, which may be issued pursuant to the Plan, has been duly authorized and, when issued against receipt of the consideration therefor, delivered and fully paid for in accordance with the terms of the Registration Statement and award agreements relating to the Plan, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given to you solely for use in connection with the issuance of the Shares in accordance with the Registration Statement and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Registrant, the Shares or the Registration Statement.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)